Form 8-K	Endeavor Explorations Inc.	Page 1

Exhibit 10.2

Form 8-K	Endeavor Explorations Inc.	Page 2

MINERAL PROPERTY PURCHASE AGREEMENT

THIS AGREEMENT dated for reference January 18, 2008.

BETWEEN:

Rod Dubnick, of 253 De Havilland Ave. Air Ronge, Saskatchewan, Canada, S0J 3G0

(the "Vendor")

OF THE FIRST PART

AND:

Endeavor Explorations Inc., a body corporate, duly incorporated under the laws of the Nevada and having an office at 1106 -1100 Harwood Street, Vancouver, British Columbia, Canada, V6E 1R7

(the "Purchaser")

OF THE SECOND PART

W H E R E A S:

A.               The Vendor is the owner of eight mineral claims located in the Uranium City area of Northern Saskatchewan known as the Martin Lake Properties, as more particularly described in Schedule “A” hereto (collectively, the "Claims");

B.               The parties have agreed that the Vendor will sell the Claims to the Purchaser upon the terms and conditions hereinafter set forth;

                   NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1.	THE VENDOR'S REPRESENTATIONS

1.1	The Vendor represents and warrants to the Purchaser that:

(a)	The Vendor is the registered and beneficial owner of the mineral interests comprising the Claims and holds the right to explore and develop the Claims;

(b)

the Vendor, as beneficial owner of the Claims, holds all of the Claims free and clear of all liens, charges and claims of type and the Vendor has free and unimpeded right of access to the Claims and have use of the Claims surface for the herein purposes;

(c)	The Claims are duly and validly located and recorded in a good and miner-like manner pursuant to the laws of Saskatchewan;

(d)

There are no adverse claims or challenges against the Vendor's ownership of or title to any of the Claims, nor any basis therefor, and there are and will be no outstanding agreements or options to acquire or purchase the Claims or any portion thereof during the term of this Agreement;

(e)

the Vendor has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the

Form 8-K	Endeavor Explorations Inc.	Page 3

provisions of any indenture, agreement or other instrument whatsoever to which the Vendor is a party or by which he is bound or to which he is subject; and

(f)

no proceedings are pending for, and the Vendor is unaware of any basis for, the institution of any proceedings which could lead to the placing of either Vendor in bankruptcy, or in any position similar to bankruptcy.

1.2                    The representations and warranties of the Vendor set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which the Purchaser has relied in entering into this Agreement and shall survive the acquisition of any interest in the Claims by the Purchaser.

2.	THE PURCHASER'S REPRESENTATIONS

                   The Purchaser warrants and represents to the Vendor that it is a body corporate, duly incorporated under the laws of the State of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3.	SALE OF CLAIMS

3.1               The Vendor hereby agrees to sell a 100% exclusive rights, to the exploration and recovery of all uranium resources on the eight claims and the Vendor also agrees to provide the Purchaser “Right of first refusal” to any resources other than uranium under the following terms:

(a)	$10,000 initial payment upon closing.

(b)	$280,000 future payments comprised of a $12,000 payment ninety two days from the date of closing, and every ninety two days after that date to a maximum of $280,000.

(c)	10,000,000 restricted shares of the Purchaser’s common stock issued to Walter Stunder.

(d)	Two nominees for the appointment or election to the Purchaser’s board of directors

(e)	½ % Net Smelter Return to be retained by the Vendor and ½ %Net Smelter Return to be retained by Walter Stunder.

3.2               Upon the receipt of the initial payment, the Vendor hereby confirms that he will hold the Claims in trust for the Purchaser. Thereafter, upon the request of the Purchaser, the Vendor shall assist the Purchaser to record this Agreement with the appropriate mining recorder and, when required, the Vendor shall further provide the Purchaser with such recordable documents as the Purchaser and its counsel shall require to record the Purchaser’s due interest in respect of the Claims.

4.	RIGHT TO ABANDON PROPERTY INTERESTS

4.1               Should the Purchaser, in its sole discretion, determine that any part of the Claims no longer warrants further exploration and development, then the Purchaser may abandon such interest provided the Purchaser returns the Claims to the Vendor at least 60 days prior to any deadline for additional assessment work to be completed.

5.	FURTHER ASSURANCES

5.1               The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

5.2               The Purchaser agrees that in the event that the Purchaser arranges a single equity financing of $500,000 or more, then the Purchaser will pay all outstanding payments to the Vendor from the proceeds of that financing.

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5.3               In the event that the Purchaser is unable to raise a single equity financing of $500,000 or more within 24 months of the closing date, the Vendor reserves the right to demand full payment of any remaining balance owing to be paid within 92 days of the aforementioned notice is given.

5.4               The Purchaser will be the operator of the property after the execution of this agreement, and will be responsible for all property expenses moving forward.

6.	FORCE MAJEURE

                   If the Purchaser is prevented from or delayed in complying with any provisions of this Agreement by reasons of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Purchaser, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and the Purchaser, insofar as is possible, shall promptly give written notice to the Vendor of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Vendor as soon as such cause ceases to exist.

7.	CONFIDENTIAL INFORMATION

                   No information furnished by the Purchaser to the Vendor hereunder in respect of the activities carried out on the Claims by the Purchaser, or related to the sale of mineral products derived from the Claims, shall be published by the Vendor without the prior written consent of the Purchaser, but such consent in respect of the reporting of factual data shall not be unreasonably withheld.

8.	ENTIRE AGREEMENT

                   This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of this Agreement.

9.	NOTICE

9.1               Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered by facsimile, or sent by registered mail, in the case of the Vendor addressed as follows:

Rod Dubnick,
Box 332
Air Ronge, Saskatchewan
Canada, S0J 3G0

and in the case of the Purchaser addressed as follows:

Endeavor Explorations Inc.
1106 -1100 Harwood Street
Vancouver, British Columbia
Canada, V6E 1R7

and any notice given as aforesaid shall be deemed to have been given, if delivered by facsimile, when transmitted, or if mailed, on the second business day after the date of mailing.

9.2               Either party hereto may from time to time by notice in writing change its address for the purpose of this section.

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10.	RELATIONSHIP OF PARTIES

                        Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party hereto a partner, agent or legal representative of the other party.

11.	TIME OF ESSENCE

                        Time shall be of the essence of this Agreement.

12.	TITLES

                        The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

13.	CURRENCY

                        All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of Canada.

14.	APPLICABLE LAW

                        For all purposes, this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of Saskatchewan.

15.	ENUREMENT

                        This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

16.	ASSIGNMENT

                        This agreement may be assigned by either party hereto with the written consent of the other party which consent shall not be unreasonably withheld.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

ENDEAVOR EXPLORATIONS INC.

/s/ Rod Dubnick	per: /s/ Belkis Jimenez
__________________________________________	__________________________________________
Rod Dubnick	Authorized Signatory

Form 8-K	Endeavor Explorations Inc.	Page 6

SCHEDULE "A"

Between ROD DUBNICK as Vendor
And ENDEAVOR EXPLORATIONS INC. as Purchaser

A.	Mineral Claims: Martin Lake Properties

Area	Claim #	Map	Hectares	Staking Date	Expiry Date
Jean Lake	S-107437	74-N-10	180	Nov. 22, 2004	Nov 2008
Bertha Lake	S-107438	74-N-10	88	Nov. 22, 2004	Nov 2009
Don Lake	S-107439	74-N-10	48	Aug 3, 2004	July 2017
Emu Lake	S-104372	74-N-10	55	Nov 24, 2004	Nov 2012
Don Lake	S-107232	74-N10	53	June 30, 2005	Oct 2012
Jean Lake	S-106693	74-N-10	920	June 30, 2005	June 2008
Bellgarde	S-107925	74-N-10	115	July 4, 2005	July 2010
Lake
Fold Lake	S-107926	74-N10	45	July 4, 2005	June 2009
Total			1,504

Located on Map Sheet NTS 74-N-10, Mining Division, in the Uranium city area of Northern Saskatchewan, Canada.